Exhibit 10.2

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED WITH [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of October 4, 2022 (the “Effective Date”), among Provention Bio, Inc., a Delaware corporation (the “Company”), and the purchaser identified on the signature page hereto (the “Purchaser”).

WHEREAS, the Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

WHEREAS, the Purchaser wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, the Shares.

Now, Therefore, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser, severally and not jointly, agree as follows:

1.	DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Affiliate” means, with respect to any Person, any entity that, at the relevant time (whether as of the date hereof or thereafter), directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person, for so long as such control exists. For purposes of this definition, “control” means (i) to possess, directly or indirectly, the power to direct or cause the direction of the management or policies of an entity, whether through ownership of voting securities or by contract relating to voting rights or corporate governance, or (ii) direct or indirect ownership of 50% (or such lesser percentage that is the maximum allowed to be owned by a foreign entity in a particular jurisdiction) or more of the voting share capital or other equity interest in such entity.

“Business Days” means any day, other than Saturday, Sunday or any day that banks are authorized or required to be closed in Red Bank, New Jersey or Paris, France.

“Closing” means the closing of the purchase and sale of the Shares on the Closing Date pursuant to Section 2.1 of this Agreement.

“Closing Date” means the Business Day immediately following the Confirmation Date, or such later date occurring prior to the Termination Date as the parties mutually agree.

“Closing Period” means the period beginning on the date the Biologics License Application (as more fully defined in §U.S.C. 262(a)(2)(C), 21 C.F.R 601.2(a)), submitted to the FDA, including all amendments and supplements thereto, for teplizumab shall have been approved by the FDA and ending on February 16, 2023.

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“Closing Price” means 140% of the daily volume-weighted average price per share of the shares of Common Stock traded on the Nasdaq, or any other national securities exchange on which the shares of Common Stock are then traded, for the five consecutive trading days ending on and including the Notification Date, as reported by Bloomberg L.P. under the heading “Bloomberg VWAP” on the Bloomberg page “PRVB US<equity>AQR” (or any successor thereto) (between 9:30am ET and 4:00 pm ET).

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, $0.0001 par value per share, and any other class of securities into which such securities may hereafter be reclassified or changed into.

“Confirmation Date” means the Business Day immediately following the Notification Date.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FDA” means the U.S. Food and Drug Administration.

“GAAP” means U.S. generally accepted accounting principles consistently applied.

“Governmental Entity” means (i) any international, multinational, supranational, federal, state, provincial, county, municipal, regional or local government, foreign or domestic, or any political subdivision thereof, (ii) any entity, department, commission, bureau, agency, authority, board, court or other similar body or quasi-governmental body exercising executive, legislative, judicial, regulatory, taxing, or administrative functions of or pertaining to any government or other political subdivision thereof, (iii) any supranational organization of sovereign states exercising such functions for such sovereign states, and (iv) any company, business, enterprise or other entity owned, in whole or in part, or controlled by any Governmental Entity described in the foregoing clauses (i), (ii), or (iii) of this definition.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Knowledge”, including the phrases “to the knowledge of the Company” and “to the Company’s knowledge” means the actual knowledge, after reasonable investigation and assuming such knowledge as the individual would have as a result of the reasonable performance of his or her duties in the ordinary course of Ashleigh Palmer, Francisco Leon, Eleanor L. Ramos, Thierry Chauche, Ben Osorio, Jason Hoitt, Heidy Abreu King-Jones and Christina Yi.

[***].

“Nasdaq” means The Nasdaq Global Select Market.

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“Notification Date” means the Business Day occurring during the Closing Period on which the Company provides written notice to the Purchaser of the Proposed Closing Price.

“Purchase Price” means thirty-five million dollars ($35,000,000).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” means collectively all reports, schedules, forms, statements and other documents required to be filed or furnished by the Company with the SEC under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since February 25, 2021 (including the exhibits thereto and documents incorporated by reference therein).

“Shares” means the number of shares of Common Stock equal to the Purchase Price divided by the Closing Price, rounded to the nearest whole share, provided that if such number of shares exceeds 19.9% of the Common Stock outstanding immediately prior to the Closing, then Shares shall be deemed to be the number of shares of Common Stock equal to 19.9% of the Common Stock outstanding immediately prior to the Closing.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO of the Exchange Act, but shall be deemed to not include the location and/or reservation of borrowable shares of Common Stock.

“Taxes” means (i) any and all U.S. federal, state, local, non-U.S., or other taxes, charges, fees, imposts, levies or other assessments of any kind (together with any and all interest, penalties, additions to tax and additional amounts with respect thereto) imposed by any Governmental Entity, including, without limitation, taxes on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, unemployment, capital, transfer, inventory, unclaimed or abandoned property, license, social security, severance, stamp, occupation, property, social security, estimated taxes, customs duties, workers’ compensation or net worth, and taxes in the nature of excise, withholding, ad valorem or value added; and (ii) any transferee or successor liability in respect of any items described in clause (i) payable by reason of contract, assumption, transferee liability, operation of law, Treasury Regulations Section 1.1502-6(a) (or any predecessor or successor thereof of any analogous or similar provision under Law) or otherwise.

“Termination Date” means February 17, 2023.

“Treasury Regulations” means the regulations promulgated under the Code by the U.S. Department of the Treasury.

“Trading Day” means a day on which the Common Stock is traded on Nasdaq.

“Transaction Documents” means this Agreement and any other documents or agreements executed and delivered to the Purchaser in connection with the transactions contemplated hereunder.

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2.	PURCHASE AND SALE

2.1 Closing.

(a) The Company shall provide written notice to the Purchaser on the Notification Date of its good faith calculation in accordance with this Agreement of the Closing Price (the “Proposed Closing Price”) and the Shares, together with supporting documentation. On the Confirmation Date, the Purchaser shall either confirm that it agrees with the calculation of the Proposed Closing Price and the Shares, or provide its alternative calculation, together with supporting documentation. If the Purchaser and the Company disagree over the calculation of the Proposed Closing Price and the Shares, the parties shall work together in good faith to resolve any disagreement over such calculations on the Confirmation Date. Subject to agreement on the Closing Price and the Shares, the Closing shall occur at 10:00 a.m. (New York City time) on the Closing Date, so long as the conditions to Closing set forth in Section 2.2 have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing).

(b) At the Closing, upon the terms set forth herein, the Company hereby agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company, the Shares, at an aggregate purchase price equal to the Purchase Price. At the Closing, following satisfaction of all conditions to Closing set forth in Section 2.2, the Purchaser shall deliver to the Company via wire transfer immediately available funds equal to the Purchase Price and the Company shall deliver to the Purchaser the Shares in accordance with Section 2.2 of this Agreement.

2.2 Deliveries; Closing Conditions.

(a) At the Closing, the Company will deliver or cause to be delivered to the Purchaser book-entry shares representing the Shares purchased by Purchaser, registered in the Purchaser’s name. Such delivery shall be against payment of the purchase price therefor by the Purchaser by wire transfer of immediately available funds to the Company in accordance with the Company’s written wiring instructions provided to the Purchaser no later than five Business Days prior to the Closing Date. This payment shall occur within two hours following satisfaction of all conditions to Closing set forth in this Section 2.2.

(b) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy on the Closing Date of the representations and warranties contained herein (unless made as of a specified date therein) of the Purchaser, except where, individually or in the aggregate, the failure of such representations and warranties to be so true and correct on the Closing Date (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein) would not reasonably be expected to have a Material Adverse Effect on the Purchaser, as applicable;

(ii) all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing Date shall have been performed in all material respects; and

(iii) the Purchaser shall have delivered to the Company at the Closing a certificate in form and substance reasonably satisfactory to the Company and duly executed on behalf of the Purchaser by an authorized officer or representative of the Purchaser, certifying that the conditions set forth in Sections 2.2(b)(i) and (ii) have been fulfilled.

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(c) The obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy on the Closing Date of the representations and warranties contained herein (unless made as of a specified date therein) of the Company, except where, individually or in the aggregate, the failure of such representations and warranties to be so true and correct on the Closing Date (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein) would not reasonably be expected to have a Material Adverse Effect on the Purchaser, as applicable;

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed in all material respects;

(iii) prior to the Closing, the Company shall have taken all actions which are reasonably necessary, including providing appropriate notice to Nasdaq of the transactions contemplated by this Agreement, for the Shares to be listed on Nasdaq and shall have complied in all material respects with all listing, reporting, filing and other obligations under the rules of Nasdaq and of the SEC with respect to the matters contemplated by this Agreement;

(iv) the Common Stock shall not have been suspended, as of the Closing Date, by the SEC or Nasdaq from trading on Nasdaq nor shall any such suspension by the SEC or Nasdaq have been threatened, as of the Closing Date, in writing by the SEC or Nasdaq;

(v) the Purchaser shall have received from the Company a certificate in form and substance reasonably satisfactory to the Purchaser and duly executed on behalf of the Company by an authorized officer of the Company, certifying that the conditions set forth in Sections 2.2(d)(i) and (ii) have been fulfilled;

(vi) the Purchaser shall have received a certificate from the secretary of the Company certifying (A) that attached thereto is a true and complete copy of the Organizational Documents (as defined below) of the Company as in effect on the Closing Date; and (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereunder and thereunder and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby as of the Closing Date;

(vii) no Material Adverse Effect has occurred; and

(viii) the Biologics License Application (as more fully defined in §U.S.C. 262(a)(2)(C), 21 C.F.R 601.2(a)), submitted to the FDA, including all amendments and supplements thereto, for teplizumab shall have been approved by the FDA.

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(d) The obligations of the Company and the Purchaser to consummate the Closing are subject to the satisfaction or waiver of the following conditions prior to the Closing:

(i) no proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted or be pending by any Governmental Entity; and

(ii) the sale of the Shares by the Company and the purchase of the Shares by the Purchaser shall not be prohibited by any applicable law or Governmental Entity.

3.	REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Assuming the accuracy of the representations and warranties of the Purchaser set forth in Section 3.2 of this Agreement and except as set forth in the SEC Reports, which disclosures serve to qualify these representations and warranties in their entirety, the Company represents and warrants to the Purchaser that the statements contained in this Section 3.1 are true and correct as of the date hereof and as of the Closing Date:

(a) The Company was not and is not an Ineligible Issuer (as defined in Rule 405 under the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(b) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the SEC Reports and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or to be in good standing would not result in a Material Adverse Effect.

(c) The Company has no significant subsidiaries (as defined in Rule 405 under the Securities Act).

(d) The Shares to be purchased by the Purchaser from the Company have been duly authorized for issuance and sale to the Purchaser pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; and the issuance of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Company, other than as previously disclosed to the Purchaser.

(e) The authorized capital stock of the Company consists of 150,000,000 shares of Common Stock and 25,000,000 shares of undesignated preferred stock. As of September 15, 2022, there were (i) no shares of preferred stock issued and outstanding, (ii) warrants to purchase 15,135,297 shares of Common Stock, (iii) 87,044,053 shares of Common Stock issued and outstanding, of which no shares were owned by the Company (iv) 15,304,930 shares of Common Stock were issuable upon the exercise of stock options outstanding or issuable upon vesting or restricted stock unit awards outstanding, and (v) 2,783,628 shares were reserved for issuance in connection with future grants of awards pursuant to the Company’s stock incentive plans.

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(f) This Agreement has been duly authorized, executed and delivered by the Company.

(g) The Company is not (A) in violation of its amended and restated certificate of incorporation or amended and restated bylaws (the “Organizational Documents”), (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company is a party or by which it may be bound or to which any of the properties or assets of the Company is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated herein and compliance by the Company with its obligations hereunder, have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions any Organizational Document or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.

(h) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in Section 4.4 of this Agreement, will not be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act.

(i) [***].

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(j) No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated by this Agreement, other than (i) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered, (ii) any listing applications and related consents or any notices required by Nasdaq in the ordinary course of the offering of the Shares, (iii) filings with the Commission under the Securities Act contemplated by this Agreement or (iv) filings with the Commission on Form 8-K with respect to this Agreement.

(k) The Company’s Common Stock is registered under Section 12 of the Exchange Act. The Company has filed all SEC Reports on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and, in each case, to the rules promulgated thereunder, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(l) The financial statements included or incorporated by reference in the SEC Reports, together with the related schedules and notes, comply as to form in all material respects with Regulation S-X of the Securities Act, and present fairly, in all material respects, the financial position of the Company at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company for the periods specified; said financial statements have been prepared in conformity with GAAP, except, in the case of unaudited interim financial statements, subject to normal year-end adjustments. The supporting schedules, if any, present fairly, in all material respects, in accordance with GAAP the information required to be stated therein. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the SEC Reports fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(m) [***].

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(n) The Company is in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (collectively, the “Sarbanes-Oxley Act”) which the Company is required to comply with.

(o) EisnerAmper LLP, who have certified certain financial statements of the Company, is an independent registered public accounting firm with respect to the Company within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act and the Exchange Act.

(p) [***].

(q) The Company has good and marketable title to all real property owned by it and good title to all other properties owned by it, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company; and all of the leases and subleases material to the business of the Company, considered as one enterprise, and under which the Company holds properties described in the SEC Reports, are in full force and effect, and the Company has not received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company to the continued possession of the leased or subleased premises under any such lease or sublease.

(r) [***].

(s) [***].

(t) No labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(u) [***].

(v) [***].

(w) The Company maintains effective internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the SEC Reports fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting.

(x) The Company has no debt securities or preferred stock that is rated by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act).

(y) [***].

(z) [***].

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(aa) Neither the Company nor any Affiliate of the Company has taken, nor will the Company or any Affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or to result in a violation of Regulation M under the Exchange Act (it being understood that the Company makes no representation with respect to any action taken by the Purchaser or their Affiliates).

(bb) None of the Company or, to the knowledge of the Company, any director, officer, agent, employee, Affiliate or other person acting on behalf of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company has and, to the knowledge of the Company, its Affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(cc) The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(dd) None of the Company, or, to the knowledge of the Company, any director, officer, agent, employee, Affiliate or representative of the Company is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

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(ee) [***].

(ff) [***].

(gg) [***].

(hh) The Company has not received any notice from the Nasdaq Global Select Market regarding the delisting of the Common Stock. The Company is in material compliance with all listing and maintenance requirements of Nasdaq on the date hereof.

(ii) All United States federal income tax returns of the Company required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided in conformity with GAAP. The United States federal income tax returns of the Company through the fiscal year ended December 31, 2018 have been settled and no assessment in connection therewith has been made against the Company. The Company has filed all other tax returns that are required to have been filed by it pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company, or insofar as the failure to pay such taxes would not result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are, in conformity with GAAP, adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

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(jj) There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Purchaser for a brokerage commission, finder’s fee or other like payment in connection with the offering of the Shares contemplated hereby.

(kk) Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2 of this Agreement, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Purchaser hereunder. The issuance and sale of the Shares hereunder does not contravene the rules and regulations of Nasdaq.

(ll) Since December 31, 2021, except as set forth in the SEC Reports (excluding any forward-looking disclosures set forth in any “risk factors” section or “forward-looking statements” section of the SEC Reports), as contemplated by this Agreement or as separately disclosed in writing by the Company to the Purchaser, there has not been any change, development, occurrence or event that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.2 Representations, Warranties and Covenants of the Purchaser. The Purchaser, hereby represents, warrants and covenants to the Company as of the date hereof and as of the Closing:

(a) The Purchaser has all requisite legal and corporate or other power and capacity and has taken all requisite corporate or other action to execute and deliver this Agreement, to purchase the Shares and to carry out and perform all of its obligations under this Agreement.

(b) This Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against such Purchaser in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally and (ii) as limited by equitable principles generally.

(c) [***].

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(d) [***].

(e) The Purchaser is acquiring its entire beneficial ownership interest in the Shares for its own account for investment purposes only and not with a view to any distribution of the Shares in any manner that would violate the securities laws of the United States or any other jurisdiction. Such Purchaser understands that the Shares have not been registered under the securities laws of the United States or any other jurisdiction and that the Shares may not be resold or transferred in the United States or otherwise except in compliance with applicable law and the restrictions on transfer set forth in the Transaction Documents.

(f) The Purchaser understands that the Shares being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares. The Purchaser further acknowledges and understands that the Shares may not be resold or otherwise transferred except in a transaction registered under the Securities Act or unless an exemption from such registration is available.

(g) Dispositions.

(i) The Purchaser will not, if then prohibited by law or regulation other than pursuant to an available exemption under the Securities Act, sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to the Shares.

(ii) As of the Closing Date, the Purchaser has not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with the Purchaser, engaged in any purchases or sales of the Company’s securities (including, without limitation, any Short Sales involving the Company’s securities) since the time that the Purchaser was first contacted by the Company or any other person regarding the transactions contemplated hereby. Such Purchaser covenants that neither it nor any person acting on its behalf or pursuant to any understanding with it will engage in any purchases or sales of the Company’s securities (including, without limitation, any Short Sales involving the Company’s securities) prior to the time that the transactions contemplated by this Agreement are publicly disclosed.

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(h) The Purchaser has independently evaluated the merits of its decision to purchase Shares pursuant to this Agreement. The Purchaser understands that nothing in this Agreement or any other materials presented to such Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice.

(i) The Purchaser will hold in confidence all information concerning this Agreement and the sale and issuance of the Shares until the Company has made a public announcement concerning this Agreement and the sale and issuance of the Shares, which shall be made promptly after the signing of this Agreement.

(j) The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

(k) Immediately prior to the Closing, the Purchaser, together with its Affiliates and any other persons acting as a group together with the Purchaser and any of its Affiliates, beneficially owned the number of shares of Common Stock set forth on the Purchaser’s signature page attached hereto (as such ownership is calculated pursuant to the rules of Nasdaq).

(l) If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase or acquisition, (iii) any government or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Shares. The Purchaser’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

4.	OTHER AGREEMENTS OF THE PARTIES

4.1 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares such that the rules of Nasdaq would require shareholder approval of this transaction prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction. For the avoidance of doubt, the Company shall be permitted to solicit offers to buy Common Stock in accordance with (i) the Securities Purchase Agreement dated July 13, 2022 between the Company, Sessa Capital (Master), L.P. and Armistice Capital Master Fund Ltd. and (ii) the Loan and Security Agreement dated August 31, 2022 between the Company and Hercules Capital, Inc., so long as such solicitation does not necessitate shareholder approval under the rules of Nasdaq of this transaction prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

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4.2 Securities Laws Disclosure; Publicity. The Company shall, by 5:30 p.m. (New York City time) on the fourth Trading Day following the date hereof, file a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby. From and after the issuance of the Current Report on Form 8-K, the Purchaser shall not be in possession of any material, non-public information received from the Company or any of their respective officers, directors or employees that is not disclosed in the Current Report on Form 8-K, unless the Purchaser has consented to the receipt of material, non-public information and agreed with the Company to keep such information confidential. Subject to the foregoing, neither the Company nor the Purchaser shall issue any press releases or any other public statements with respect to the transactions contemplated hereby except as may be reviewed and approved by the Company and the Purchaser.

4.3 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, will provide the Purchaser or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto the Purchaser shall have consented to the receipt of such information and agreed with the Company to keep such information confidential.

4.4 Use of Proceeds. The Company will use the proceeds from the offering to continue to develop and commercialize its assets, to pursue strategic partnerships and for general corporate purposes.

4.5 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Shares.

4.6 Nasdaq Listing. From the date hereof through the Closing, the Company shall (a) use reasonable best efforts to maintain the listing and trading of the Common Stock and (b) in the time and manner required by the Nasdaq, the Company shall prepare and file with Nasdaq an additional shares listing application covering all of the Shares.

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4.7 Restriction on Sales of Securities. Prior to June 30, 2023 (such period, the “Lock-Up Period”), the Purchaser will not, without the prior written consent of the Company, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any Shares, or otherwise dispose of or transfer any Shares (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise, provided, that the foregoing shall not prohibit (a) the Purchaser from transferring any Lock-Up Securities to an Affiliate of the Purchaser or to the Company, provided that any such transferee agrees to be bound by the transfer restrictions set forth herein, or (b) the disposition of any Lock-Up Securities pursuant to (x) any merger, consolidation or similar transaction to which the Company is a constituent corporation or (y) a bona fide tender offer or exchange offer made to all holders of Common Stock by a Person other than the Purchaser (or any of its Affiliates or any Person acting on behalf of or as part of a group or in concert with the Purchaser or any of its Affiliates) ((a) and (b) each considered a “Strategic Transaction”). Notwithstanding the foregoing, the restrictions on the Lock-Up Securities automatically shall terminate and be of no further force or effect (1) in the event the Company enters into any definitive agreement with any third party prior to June 30, 2023 contemplating a Strategic Transaction, or (2) if at any time prior to June 30, 2023, the Registrable Securities (as defined below) represent greater than 19.9% ownership of the then-outstanding shares of Common Stock solely as a result of an action taken by the Company (provided that the restrictions shall only terminate and be of no further force and effect to the extent necessary to permit the Purchaser to reduce its ownership of shares to 19.9%).

4.8 Right to Conduct Activities. The Company hereby agrees and acknowledges that the Purchaser and its Affiliates have numerous business lines (the “Existing Purchaser Business”) and an active investment and acquisition program. The Company hereby agrees that none of the Purchaser or any of its Affiliates (together, the “Purchaser Group”) shall be liable to the Company or any of its Affiliates for any claim arising out of, or based upon, (a) the investment by the Purchaser Group in any entity competitive with the Company, (b) actions taken by any partner, officer or other representative of the Purchaser Group to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company, or (c) with respect to the Purchaser Group, the Purchaser Group engaging in the Existing Purchaser Business; provided, however, that the foregoing shall not limit any of the Purchaser’s or any of its Affiliates’ obligations under this Agreement or otherwise relieve Purchaser or any Affiliate of Purchaser from liability associated with the breach by Purchaser of any representation, warranty, covenant, agreement or obligation set forth in this Agreement.

4.9 Legend. The Purchaser understands that the Shares shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of the certificates for the Shares):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR IN ANY OTHER JURISDICTION. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.”

Provided that if such Shares may be transferred pursuant to the terms of this Agreement, the Purchaser may request that the Company remove, and if so requested, the Company shall agree to authorize and instruct (including by causing any required legal opinion to be provided) the removal of any legend from the Shares, if permitted by applicable securities laws, within three business days of any such request (provided that the Purchaser timely delivers to the Company such customary representation letters and other documents reasonably requested by the Company in connection with the removal of the share legend); it being understood and agreed that each party will be responsible for any fees it incurs in connection with such request and removal.

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4.10 Registration Rights.

(a) Right to Piggyback. For a period of two years following the expiration of the Lock-Up Period, whenever the Company proposes to register the issuance or sale of any shares of its Common Stock under the Securities Act for its own account or otherwise (each, a “Piggyback Registration”), and the registration form to be used may be also used for the registration of the Shares, or any securities into which the Shares may be converted or exchanged pursuant to any merger, consolidation, sale of all or any part of the Company’s assets, corporate conversion or other extraordinary transaction, and any equity securities of the Company then outstanding that were issued or issuable as a dividend, stock split or other distribution with respect to or in replacement of the Shares (collectively, “Registrable Securities”) (except for registrations on Form S-8 or Form S-4 or any successor form thereto or pursuant to the Company’s effective Registration Statement of Form S-3 (File No. 333-252045)) (a “Piggyback Registration Statement”), the Company will give written notice, at least 10 days prior to the proposed filing of such Piggyback Registration Statement, to the Purchaser of its intention to effect such registration and will use reasonable best efforts to include in such registration all of the Registrable Securities held by the Purchaser (in accordance with the priorities set forth in Sections 4.10(b) and (c) below) with respect to which the Purchaser requests in writing to be included, which request shall specify the number of such Registrable Securities desired to be registered and shall be delivered to the Company within 20 days after receipt of the Company’s notice to the Purchaser. The Company may postpone or withdraw the filing or effectiveness of a Piggyback Registration Statement at any time in its sole discretion.

(b) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary offering on behalf of the Company and the managing underwriters advise the Company in writing that, in their opinion, the number of Registrable Securities requested to be included in the registration creates a substantial risk that the price per share of the primary securities will be reduced or that the amount of the primary securities intended to be included on behalf of the Company will be reduced, then the managing underwriter and the Company may exclude the Registrable Securities from the registration and the underwriting solely to the extent necessary, in the opinion of the managing underwriters, to avoid such risk and only if all other securities (other than the securities to be sold by the Company) are first entirely excluded from the registration and underwriting.

(c) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary offering on behalf of the holders of the Company’s securities and the managing underwriters advise the Company that, in their opinion, the number of securities requested to be included in the registration creates a substantial risk that the price per share of securities offered thereby will be reduced, the Company may reduce the number of Registrable Securities to be included in such registration and underwriting so long as any other securities to be included in such registration and underwriting held by other holders having registration rights are correspondingly reduced on a pro rata basis.

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(d) Demand Registration. If at any time (during the Lock-Up Period or thereafter), the Registrable Securities represent greater than a 19.9% ownership of the then-outstanding shares of Common Stock solely as a result of an action taken by the Company, the Company shall, within 60 calendar days of the date of such action, prepare and file with the Commission a registration statement covering the resale of at least the number of Registrable Securities that are not then registered and are not eligible to be resold under Rule 144 during the 90-day period following the date of such action (it being acknowledged and agreed that the Company may, in its discretion, file a Registration Statement covering a greater number or all of the Registrable Securities) (such Registration Statement, the “Excess Securities Registration Statement”). Such Excess Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form, including on Form S-1, in accordance herewith) and shall contain (except if otherwise required pursuant to written comments received from the Commission upon a review of such Excess Securities Registration Statement) a “Plan of Distribution” mutually acceptable to the Company and the Purchaser. The Company shall use its reasonable best efforts to cause such Excess Securities Registration Statement to be declared effective under the Securities Act as soon as practicable and shall use its commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until the distribution contemplated by the Excess Securities Registration Statement has been completed.

(e) Expenses of Registrations. The Company will pay all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, fees and expenses associated with listing the Registrable Securities on any securities exchange or market, fees and expenses incurred in connection with FINRA and rating agencies, costs and expenses related to analyst and investor presentations and “roadshows”, printing expenses, messenger and delivery expenses, fees and disbursements of counsel for the Company, and fees and disbursements of the Company’s registered public accounting firm (including with respect to “comfort letters”), reasonable fees and disbursements of all other persons retained by the Company, and any other fees and disbursements customarily paid by issuers of securities, for a Piggyback Registration or Demand Registration under this Section 4.

5.	TERMINATION

5.1 Ability to Terminate. This Agreement may be terminated at any time prior to the Closing by:

(a) mutual written consent of the Company and the Purchaser;

(b) either the Company or the Purchaser, upon written notice to the other, if any of the mutual conditions to Closing in Section 2.2(d) shall have become incapable of fulfillment by the Termination Date and shall not have been waived in writing by the other party;

(c) the Purchaser, if any of the Purchaser’s conditions to Closing in Section 2.2(c) shall have become incapable of fulfillment by the Termination Date and have not been waived by the Purchaser, provided, however, that the right to terminate this Agreement under this Section 5.1(c) shall not be available to the Purchaser if the Purchaser has been the cause of, or resulted in, the failure to of the conditions in Section 2.2(c) to be fulfilled prior to the Termination Date; or

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(d) the Company, if any of the Company’s conditions to Closing in Section 2.2(b) shall have become incapable of fulfillment by the Termination Date and have not been waived by the Company, provided, however, that the right to terminate this Agreement under this Section 5.1(c) shall not be available to the Company if the Company has been the cause of, or resulted in, the failure to of the conditions in Section 2.2(b) to be fulfilled prior to the Termination Date.

Additionally, this Agreement shall automatically terminate at 5:00 pm ET on the Termination Date without any action required by either the Purchaser or the Company if the Closing shall not have occurred by the Termination Date.

5.2 Effect of Termination. In the event of any termination of this Agreement pursuant to Section 5.1 hereof, (a) this Agreement (except for this Section 5.2 and Section 6 (other than Section 6.11), and any definitions set forth in this Agreement and used in such sections) shall forthwith become void and have no effect, without any liability on the part of any party hereto or its Affiliates, and (b) all filings, applications, and other submissions made pursuant to this Agreement, to the extent practicable, shall be withdrawn from the agency or other Person to which they were made or appropriately amended to reflect the termination of the transactions contemplated hereby; provided, however, that nothing in this Section 5.2 shall relieve any party from liability for fraud or any intentional or willful breach of this Agreement.

6.	MISCELLANEOUS

6.1 Fees and Expenses. Except as expressly set forth in the Transaction Documents, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. Notwithstanding the foregoing, the Company shall pay all transfer agent fees, transfer taxes, registration taxes, stamp taxes and other similar Taxes and duties levied in connection with the delivery of any Shares to the Purchaser.

6.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such subject matter, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective upon actual receipt via mail, courier or confirmed email by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

6.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

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6.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

6.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their permitted successors and assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser (other than by merger). The Purchaser may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company (other than by merger or to an Affiliate).

6.7 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action, or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

6.8 Execution. This Agreement may be executed in two or more counterparts, through manual or electronic signature, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature on this Agreement is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a legally valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

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6.9 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

6.10 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever the Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.11 Replacement of Shares. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity or bond, if requested. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Shares.

6.12 Remedies. The Company and the Purchaser shall be entitled to exercise all rights provided herein or granted by law, including recovery of damages, for any breach of the Transaction Documents.

6.13 Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

6.14 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

6.15 Survival. The representations and warranties and covenants and agreements contained in this Agreement shall survive the execution and delivery of this Agreement and the Closing of the transactions contemplated by this Agreement.

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In Witness Whereof, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PROVENTION BIO, INC.

By:	/s/ Ashleigh Palmer
Name:	Ashleigh Palmer
Title:	Chief Executive Officer

Address for Notice:	Provention Bio, Inc.
55 Broad St.
2nd Floor
Red Bank, NJ 07701

Contact:	Heidy King-Jones
Chief Legal Officer

Email:	contracts@proventionbio.com

PURCHASER:

Aventis Inc.

By:	/s/ Debora Pellicano
Name:	Debora C. Pellicano
Title:	Vice President

Address for Notice:	Aventis Inc.
c/o Sanofi US
55 Corporate Drive
Bridgewater, NJ 08807

Shares Beneficially
Owned Prior to
Initial Closing: None

Contact:	Jamie Haney
General Counsel North America

Email:	jamie.haney@sanofi.com